EXHIBIT 99.1

W6316 Design Drive, Greenville, WI 54942

P.O. Box 1579, Appleton, WI 54912-1579

School Specialty Announces Fiscal Year 2019 First Quarter Financial Results

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Revenue of $95.9 million

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Operating Loss of $20.8 million

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Adjusted EBITDA loss of $13.9 million

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Reiterating Fiscal 2019 EBITDA guidance

GREENVILLE, Wis., May 8, 2019 – School Specialty, Inc. (OTCQB: SCOO) (“School Specialty”, “SSI” or “the Company”), a leading provider of innovative products and solutions that support integrated learning environments for improved student social, emotional, mental and physical well-being, today provided results for its fiscal first quarter ended March 30, 2019 and reiterated fiscal 2019 EBITDA guidance.

Michael Buenzow, Interim Chief Executive Officer, stated, “While early first quarter bookings were lower-than-expected, we exited March with solid momentum. Our year-to-date orders are now showing growth as we seek to maximize our realigned market coverage model combined with a favorable industry backdrop. Based on strong booking trends and the traction we are making with key large districts across the country as we begin to realize leverage from our team-sell model, we are expecting a strong peak season and remain on track to meet our full-year EBITDA guidance. We are committed to our 2019 objectives including driving organic growth, focusing on cost efficiency and process excellence, boosting free cash flow, and continuing the strong momentum we experienced exiting the first quarter.”

Ryan M. Bohr, Executive Vice President and Chief Operating Officer, stated, “We continued to take the necessary steps in the first quarter to entrench our position with key customers and purchasing cooperatives. We have continued to enhance our team-sell model to improve the effectiveness of our go-to-market strategies and to better streamline the flow of information to advance our product development efforts. In conjunction with an increased use of analytics, these actions have helped us better leverage our deep supplier relationships and increase our customer touchpoints. As a result, we are having more informed and meaningful conversations. We are confident this will help drive organic revenue growth and improve long-term profitability. We are aggressively focused on cost-optimization, particularly as it relates to variable labor and transportation costs, and we remain determined to improve our rates and terms as we continue working with our providers. While there is certainly work left to be done, we began to realize the benefits of our recent efforts in the first quarter and believe they will continue to provide favorable tailwinds throughout 2019 and beyond.”

Michael Buenzow added, “Our March results were largely in-line with our expectations and we are tracking towards our full-year EBITDA target. We exited the first quarter with strong bookings in our Distribution segment and our Science Curriculum pipeline has expanded, now containing more medium-to-large-sized opportunities than it did at the end of 2018. While we see modestly lower growth in our Science Curriculum and movement away from certain lower-margin project furniture opportunities, we expect 2019 revenue challenges to be offset by our cost savings initiatives, which will keep us on track to achieve our 2019 EBITDA target. More specifically, as we have begun to focus on higher-margin opportunities while electing not to pursue lower-margin projects in our Furniture segment, we have improved gross margin and will continue to bolster our bottom-line. In the near term, this strategy coupled with a slightly slower-than-expected start of the year for Science Curriculum has weighed on revenue. As a result, we are lowering our 2019 revenue outlook. Our long-term outlook remains strong and we are confident in our ability to deliver improved financial performance moving forward.”

First Quarter of Fiscal 2019 Results

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Revenue was $95.9 million for the quarter ended March 30, 2019, as compared to $99.3 million in the first quarter of fiscal 2018, representing a decrease of 3.4%. This decrease included declines of 3.0% and 12.0% in the Distribution segment and Science Curriculum segment, respectively.

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Despite the declines in the first quarter, the Company entered the second quarter with improving order momentum in the Supplies and Furniture product lines as well as a growing pipeline in Science Curriculum. The combination of these recent order trends and pipeline visibility point to 2019 revenue growth.

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The Company reported a gross profit margin for the quarter ended March 30, 2019 of 34.2%, as compared to 36.4% reported in the first quarter of fiscal 2018. Although gross profit margin was down as compared to last year’s first quarter, current quarter gross margin was up 260 basis points as compared to fourth quarter 2018. The sequential quarter-over-quarter improvement in gross margin is indicative of the traction we are beginning to realize in our pricing and margin management initiatives.

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Selling, general and administrative (“SG&A”) expenses were $52.4 million for the quarter ended March 30, 2019, which represents an 8.2% decrease year-over-year. Excluding decreased depreciation and amortization expense, stock-based compensation expense and restructuring-related expenses in SG&A, our overall remaining SG&A expenses declined by $2.1 million, or 4.3%, year-over-year, reflecting a continued focus on lowering Company-wide fixed expenses. The remaining SG&A improvement was mostly a result of a decrease in fixed compensation and benefit costs.

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The Company reported an adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) loss of approximately $13.9 million for the quarter ended March 30, 2019 compared to a loss of $12.0 million in the quarter ended March 31, 2018. The year-over-year decline was primarily related to a $1.8 million shift in catalog production from late 2018 into the first quarter of 2019. Other factors impacting Adjusted EBITDA in first quarter fiscal 2019 compared to the prior year include lower gross profit due to a combination of lower revenue and lower gross margin, partially offset by lower SG&A costs.

Fiscal 2019 Outlook Update

The Company updates its fiscal 2019 outlook below:

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Total revenue is currently expected to be in approximately $695 to $705 million, a 3% to 5% increase year-over-year.

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Gross profit margin is anticipated to be consistent with prior year. This lower outlook is due to the mix of lower Science Curriculum and Instruction &Intervention revenues, partially offset by favorable outlook for Furniture margins.

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Total SG&A expenses are expected to be favorable to the original outlook. Projected SG&A is expected to be consistent with or modestly favorable versus prior year.

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Achievement of this plan would result in operating income of approximately $14 to $18 million and Adjusted EBITDA in the range of $42 to $46 million, representing a 20% to 30% increase year-over-year.

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Free cash flow is anticipated to be in the range of $27 to $33 million, with approximately $13 million of one-time working capital benefits. This assumes capital expenditures of $10 million and product development investments of $5 million.

School Specialty will be hosting a teleconference and webcast on Thursday, May 9, 2019 at 9:00 a.m. ET to discuss its results and outlook. Speaking from management will be Michael C. Buenzow, Interim Chief Executive Officer; Ryan M. Bohr, Executive Vice President and Chief Operating Officer; and Kevin Baehler, Executive Vice President and Chief Financial Officer.

Conference Call Information:

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Toll-free number: 844-882-7832 / International number: 574-990-9706 / Conference ID: 1991748

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Replay number: 855-859-2056 / International replay number: 404-537-3406 / Conference ID: 1991748

Interested parties can also participate on the webcast by visiting the Investor Relations section of School Specialty’s website at http://investors.schoolspecialty.com. For those who are unable to participate on the live conference call and webcast, a replay will be available approximately one hour after the completion of the call.

About School Specialty, Inc.

School Specialty designs, develops and delivers the broadest assortment of innovative and proprietary products, programs and services to the education marketplace, including essential classroom supplies, furniture, educational technology, supplemental learning resources, science-based curriculum, and evidence-based safety training & security. The Company applies its unmatched team of subject-matter experts and customized planning, development and project management tools to deliver it unique value proposition, which supports the social, emotional, mental, and physical safety of students – improving both their learning outcomes and school district performance.

School Specialty serves the U.S. and Canada through a comprehensive network of distribution centers powered by a multi-channel approach. For more information, visit  https://corporate.schoolspecialty.com/ or connect with us on Facebook, Twitter, Instagram, and Pinterest. Find ideas, resources and inspiration by visiting our blog: https://blog.schoolspecialty.com/.

Statement Concerning Forward-Looking Information

Any statements made in this press release about School Specialty’s expected financial results, future financial condition, results of operations, expectations, plans, or prospects, including but not limited to those statements relating to its expected results for 2019 under the heading “Fiscal 2019 Outlook Update” and elsewhere in this press release, constitute forward-looking statements. Forward-looking statements also include those preceded or followed by the words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," “projects,” “should,” "targets" and/or similar expressions. These forward-looking statements are based on School Specialty's current estimates and assumptions and, as such, involve uncertainty and risk. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the risk factors described in Item 1A of School Specialty's Form 10-K for the fiscal year ended December 29, 2018, which risk factors are incorporated herein by reference. Any forward-looking statement in this release speaks only as of the date on which it is made. Except to the extent required under the federal securities laws, School Specialty does not intend to update or revise the forward-looking statements.

Non-GAAP Financial Information

This press release includes references to Adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA represents net income (loss) adjusted for: provision for (benefit from) income taxes; purchase accounting deferred revenue adjustments; restructuring costs; restructuring-related costs included in SG&A; impairment charges; depreciation and amortization expense; amortization of development costs; net interest expense; and stock-based compensation.  Free Cash Flow represents Adjusted EBITDA adjusted for: capital expenditures; product development expenditures; proceeds from asset sales; unrealized foreign exchange gains and losses; other; changes in working capital; Cash Interest and Cash Taxes.

The Company considers Adjusted EBITDA a relevant supplemental measure of its financial performance and Free Cash Flow a relevant supplemental measure of liquidity. The Company believes these non-GAAP financial measures provide useful supplemental information for investors regarding trends and performance of our ongoing operations and is useful for year-over-year comparisons of such results. We also use these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals.

In summary, we believe that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors to (i) evaluate our operating and financial performance and future prospects, (ii) compare financial results across accounting periods, (iii) better understand the long-term performance of our core business, (iv) evaluate trends in our business, (v) evaluate our ability to generate cash and improve liquidity, and (vi) assess the Company’s ability to fund both its operating activities and reinvestments into the business, as well as service its debt, including debt repayments, all consistent with how management evaluates such performance and trends.

Adjusted EBITDA and Free Cash Flow do not represent, and should not be considered, an alternative to net income or operating income, or an alternative to cashflow from operations, as determined by GAAP, and our calculation may not be comparable to similarly titled measures reported by other companies.

Company Contacts

Ryan Bohr, EVP and Chief Operating Officer

Kevin Baehler, EVP and Chief Financial Officer

Ryan.bohr@schoolspecialty.com

Kevin.baehler@schoolspecialty.com

Tel: 920-882-5868

Tel: 920-882-5882

Investor and Media Relations Contact

Effie Veres – FTI Consulting

Effie.veres@fticonsulting.com

Tel: 212-850-5600

Tables to Follow

School Specialty, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except per Share Amounts)

	For the Three Months Ended
	March 30, 2019	March 31, 2018

Revenues	$ 95,932	$ 99,287
Cost of revenues	63,129	63,166
Gross profit	32,803	36,121
Selling, general and administrative expenses	52,448	57,138
Facility exit costs and restructuring	876	311
Impairment charges	283	-
Operating loss	(20,804)	(21,328)
Other expense:
Interest expense	4,626	3,506
Loss before benefit from income taxes	(25,430)	(24,834)
Provision for (benefit from) income taxes	(455)	(6,156)
Net loss	$ (24,975)	$ (18,678)

Weighted average shares outstanding:
Basic	7,002	7,000
Diluted	7,002	7,000

Net Loss per Share:
Basic	$ (3.57)	$ (2.67)
Diluted	$ (3.57)	$ (2.67)

	March 30, 2019	March 31, 2018
Adjusted EBITDA:
Net income (loss)	$ (24,975)	$ (18,678)
Provision for (benefit from) income taxes	(455)	(6,156)
Restructuring costs	876	311
Restructuring-related costs incl in SG&A	1,751	1,298
Purchase accounting deferred revenue adjustment	-	373
Impairment charges	283	-
Depreciation and amortization expense	4,171	5,458
Amortization of development costs	958	1,304
Net interest expense	4,626	3,506
Stock-based compensation	(1,160)	572
Adjusted EBITDA	$ (13,925)	$ (12,012)

Reconciliation of Free Cash Flow for 2019:

Cash used in operations	$ (26,582)
Additions to property and equipment	(2,562)
Investment in development costs	(1,051)
Leveraged free cash flow	$ (30,195)

School Specialty, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In Thousands, Except per Share Amounts)

	March 30, 2019	December 29, 2018	March 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$ 6,435	$ 1,030	$ 10,276
Accounts receivable, less allowance for doubtful accounts	62,516	77,888	54,300
Inventories, net	108,929	90,061	102,232
Prepaid expenses and other current assets	12,552	15,763	15,425
Refundable income taxes	1,530	1,019	958
Total current assets	191,962	185,761	183,191
Property, plant and equipment, net	31,232	31,902	32,465
Operating lease right-of-use asset	13,043	-	-
Goodwill	4,580	4,580	26,842
Intangible assets, net	32,084	33,306	36,164
Development costs and other	14,895	14,807	16,158
Deferred taxes long-term	290	320	9,355
Total assets	$ 288,086	$ 270,676	$ 304,175

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities - long-term debt	$ 70,508	$ 30,352	$ 30,400
Current operating lease liability	5,133	-	-
Accounts payable	42,442	41,277	34,544
Accrued compensation	4,707	7,302	4,423
Contract liabilities	5,166	5,641	5,113
Accrued royalties	557	2,678	1,946
Other accrued liabilities	9,603	11,379	10,048
Total current liabilities	138,116	98,629	86,474
Long-term debt - less current maturities	99,656	103,583	130,489
Operating lease liability	7,910	-	-
Other liabilities	1,043	1,101	785
Total liabilities	246,725	203,313	217,748

Stockholders' equity:
Preferred stock, $0.001 par value per share, 500,000
shares authorized; none outstanding	-	-	-
Common stock, $0.001 par value per share, 50,000,000 shares authorized; 7,009,739; 7,000,000 and 7,000,000 shares
issued and outstanding, respectively	7	7	7
Capital in excess of par value	123,912	125,072	123,655
Treasury stock, at cost 5,145; 0 and 0 shares, respectively	-	-	-
Accumulated other comprehensive loss	(1,946)	(2,079)	(1,661)
Retained earnings (accumulated deficit)	(80,612)	(55,637)	(35,574)
Total stockholders' equity	41,361	67,363	86,427
Total liabilities and stockholders' equity	$ 288,086	$ 270,676	$ 304,175